23.1
[LETTERHEAD OF PRICEWATERHOUSECOOPERS]
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 25, 2006 relating to the financial statements of Mewbourne Development Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 21, 2006